Effective November 13, 2007, each of the below listed series of PIMCO Variable Insurance Trust ("PVIT") (each a "Portfolio") changed its non-fundamental policy regarding the Portfolio's percentage limit on its investment in securities and instruments that are economically tied to emerging market countries. As a result, the former emerging market policy of each Portfolio (Former Policy below) was replaced with a new policy (New Policy below):


PIMCO Foreign Bond Portfolio (Unhedged):

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest, without limitation, in securities and instruments that are economically tied to emerging market countries."


PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged):

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers located in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest, without limitation, in securities and instruments that are economically tied to emerging market countries."


PIMCO Global Bond Portfolio (Unhedged):

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest, without limitation, in securities and instruments that are economically tied to emerging market countries."


PIMCO High Yield Portfolio:

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries."


PIMCO Small Cap StocksPLUS TR Portfolio:

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries."


PIMCO StocksPLUS Total Return Portfolio:

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries."


PIMCO Total Return Portfolio:

Former Policy:
"The Portfolio may invest up to 10% of its total assets in securities of issuers based in countries with developing (or "emerging market") economies."

New Policy:
"The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries."